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                                                                    Exhibit 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE

CONTACT:
Martin J. Merritt
Vice President - Finance
RenaissanceRe Holdings Ltd.
(441) 299-7230

            RenaissanceRe Holdings Ltd. Files Registration Statement
            --------------------------------------------------------

Pembroke, Bermuda, February 16, 2001 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) today announced that it has filed a registration statement with the Securities and Exchange Commission relating to the sale of up to 1,726,137 of its common shares. All of the shares are being offered by the United States Fidelity and Guaranty Company, an initial institutional founding shareholder of RenaissanceRe and an indirect wholly owned subsidiary of The St. Paul Companies, Inc. These shares constitute all of the shares of RenaissanceRe owned by The St. Paul and its affiliates. The shares may be sold either through a syndicated underwritten public offering or a block trade.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This press release shall not constitute an offer to buy or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offering will be made only by means of a written prospectus and prospectus supplements meeting the requirements of Section 10 of the Securities Act of 1933. Any such prospectus and prospectus supplements, when available, can be obtained by contacting Ann Linge at Kekst and Company, 437 Madison Avenue, 19th Floor, New York, New York 10022, (212) 521-4831 or by e-mail at ann-linge@kekst.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company's principal product is property catastrophe reinsurance.

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